Exhibit 4.0

                               WARPRADIO.COM, INC.

                             1999 STOCK OPTION PLAN


                      Article I. Establishment and Purpose
                      ------------------------------------

     1.1 Establishment. WarpRadio.com, Inc., a Nevada corporation (the "Company"), hereby establishes a stock option plan for officers, directors, employees and consultants who provide services to the Company, as described herein, which shall be known as the WarpRadio.com, Inc. 1999 Stock Option Plan (the "Plan"). It is intended that options issued under the Plan shall constitute "Nonstatutory Options" within the meaning of section 422A of the Internal Revenue Code ("Code").

     1.2 Purpose. The purpose of the Plan is to enhance the Company's stockholder value and financial performance by attracting, retaining and motivating the Company's officers, directors, employees and consultants and to encourage stock ownership by such individuals by providing them with a means to acquire a proprietary interest in the Company's success through stock ownership.

                             Article II. Definitions
                             -----------------------

     2.1 Definitions. Whenever used herein, the following capitalized terms shall have the meanings set forth below, unless the context clearly requires otherwise.

     (a)  "Board" means the Board of Directors of the Company.

     (b)  "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Committee" shall mean the Committee provided for by Article IV hereof.

     (d)  "Company" means WarpRadio.com, Inc., a Nevada corporation.

     (e) "Consultant" means any person or entity, including an officer or director of the Company who provides services to the Company and shall include a Nonemployee Director, as defined below.

     (f) "Date of Exercise" means the date the Company receives notice, by an Optionee, of the exercise of an Option pursuant to section 8.1 of the Plan. Such notice shall indicate the number of shares of Stock the Optionee intends to exercise.

     (g) "Employee" means any person, including an officer or director of the Company who is employed by the Company.

     (h) "Fair Market Value" means the fair market value of Stock upon which an Option is granted under this Plan.

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     (i)  "Nonemployee Director" means a member of the Board who is not an employee of the Company at the time an Option is granted hereunder.

     (j) "Nonstatutory Option" means an Option granted under the Plan which is not intended to qualify as an Incentive Stock Option within the meaning of section 422A of the Code. Nonstatutory Options may be granted at such times and subject to such restrictions as the Board shall determine without conforming to the statutory rules of section 422A of the Code applicable to Incentive Stock Options.

     (k) "Option" means the right, granted under the Plan, to purchase Stock of the Company at the option price for a specified period of time.

     (l) "Optionee" means an officer, director, employee or consultant holding an Option under the Plan.

     (m) "Parent Corporation" shall have the meaning set forth in section 425(e) of the Code with the Company being treated as the employer corporation for purposes of this definition.

     (n) "Significant Shareholder" means an individual who, within the meaning of section 422A(b)(6) of the Code, owns securities possessing more than ten percent of the total combined voting power of all classes of securities of the Company. In determining whether an individual is a Significant Shareholder, an individual shall be treated as owning securities owned by certain relatives of the individual and certain securities owned by corporations in which the individual is a shareholder; partnerships in which the individual is a partner; and estates or trusts of which the individual is a beneficiary, all as provided in section 425(d) of the Code.

     (o)  "Stock" means the $.001 par value common stock of the Company.

     2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology when used in this Plan also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.

                   Article III. Eligibility and Participation
                   ------------------------------------------

     3.1 Eligibility and Participation. All officers, directors, employees and consultants are eligible to participate in this Plan and receive Nonstatutory Options hereunder. Optionees in the Plan shall be selected by the Board from among those officers, directors, employees and consultants who, in the opinion of the Board, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

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                           Article IV. Administration
                           --------------------------

     4.1 Administration. The Board shall be responsible for administering the Plan.

     The Board is authorized to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company; and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations or other actions made or taken by the Board, pursuant to the provisions of this Plan, shall be final and binding and conclusive for all purposes and upon all persons.

     The Plan shall be administered by the Board of Directors, acting as a compensation committee. The Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer the Plan and to make determinations which shall be final, conclusive and binding upon all persons, including, without limitation, the Company, the stockholders, the directors and any persons having any interests in any Options which may be granted under the Plan, and, by resolution or resolution providing for the creation and issuance of any such Option, to fix the terms upon which, the time or times at or within which, and the price or prices at which any Stock may be purchased from the Company upon the exercise of Options, which terms, time or times and price or prices shall, in every case, be set forth or incorporated by reference in the instrument or instruments evidencing such Option, and shall be consistent with the provisions of the Plan.

     The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as the Chairman may determine. A majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. A quorum shall consist of a majority of the members of the Committee.

     Where the Committee has been created by the Board, references herein to actions to be taken by the Board shall be deemed to refer to the Committee as well, except where limited by the Plan or the Board.

     The Board shall have all of the enumerated powers of the Committee but shall not be limited to such powers. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     4.2 Special Provisions for Grants to Officers or Directors. Rule 16b-3 of the Securities and Exchange Act of 1934 (the "Act") provides that the grant of a stock option to a director or officer of a company subject to the Act will be exempt from the provisions of section 16(b) of the Act if the conditions set forth in said Rule are satisfied. Unless otherwise specified by the Board, grants of Options hereunder to individuals who are officers or directors of the Company shall be made in a manner that satisfies the conditions of said Rule.

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                      Article V. Stock Subject to the Plan
                      ------------------------------------

     5.1 Number. The total number of shares of Stock hereby made available and reserved for issuance under the Plan shall be 3,500,000. The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in section 5.3. The total number of shares of Stock may be authorized but unissued shares of Stock, or shares acquired by purchase as directed by the Board from time to time in its discretion, to be used for issuance upon exercise of Options granted hereunder.

     5.2 Unused Stock. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Options under the Plan.

     5.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification or other similar corporate change, the aggregate number of shares of Stock set forth in section 5.1 shall be appropriately adjusted by the Board to reflect such change. The Board's determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In any such case, the number and kind of shares of Stock that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon exercise of the Option.

                        Article VI. Duration of the Plan
                        --------------------------------

     6.1 Duration of the Plan. The Plan shall be in effect until December 31, 2009 unless extended by the Company's shareholders. Any Options outstanding at the end of said period shall remain in effect in accordance with their terms. The Plan shall terminate before the end of said period, if all Stock subject to it has been purchased pursuant to the exercise of Options granted under the Plan.

                       Article VII. Terms of Stock Options
                       -----------------------------------

     7.1 Grant of Options. Subject to section 5.1, Options may be granted to officers, directors, employees and consultants at any time and from time to time as determined by the Board. The Board shall have complete discretion in determining the number of Options granted to each Optionee. In making such determinations, the Board may take into account the nature of services rendered by such officers, directors, employees or consultants, their present and potential contributions to the Company, and such other factors as the Board in its discretion shall deem relevant.

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     The Board is expressly authorized to issue amended or replacement Options with respect to shares of Stock subject to an Option previously granted hereunder. An amended Option amends the terms of an Option previously granted (including an extension of the terms of such Option) and thereby supersedes the previous Option. A replacement Option is similar to a new Option granted hereunder except that it provides that it shall be forfeited to the extent that a previously granted Option is exercised, or except that its issuance is conditioned upon the termination of a previously granted Option.

     7.2 No Tandem Options. Options shall not contain terms pursuant to which the exercise of the Option would affect the Optionee's right to exercise another Option, or vice versa.

     7.3 Option Agreement; Terms and Conditions to Apply Unless Otherwise Specified. As determined by the Board on the date of grant, each Option shall be evidenced by an Option agreement (the "Option Agreement") that includes the nontransferability provisions required by section 10.2 hereof and specifies: the Option price; the term (duration) of the Option; the number of shares of Stock to which the Option applies; any vesting or exercisability restrictions which the Board may impose; and any other terms or conditions which the Board may impose. All such terms and conditions shall be determined by the Board at the time of grant of the Option.

     If not otherwise specified by the Board or by a written agreement between the Company and the Optionee, the following terms and conditions shall apply to Options granted under the Plan:

     (a) Term. The Option shall be exercisable to purchase Stock for a period of ten years from the date of grant, as evidenced by the execution date of the Option Agreement.

     (b) Exercise of Option. Unless an Option is terminated as provided hereunder, an Optionee may exercise his Option for up to, but not in excess of, the number of shares of Stock subject to the Option specified below, based on the Optionee's number of years of continuous service with the Company from the date on which the Option is granted. In the case of an Optionee who is an officer or employee, continuous service shall mean continuous employment; in the case of an Optionee who is a director or consultant, continuous service shall mean the continuous provision of directorial or consulting services. In applying said limitations, the amount of shares, if any, previously purchased by the Optionee under the Option shall be counted in determining the amount of shares the Optionee can purchase at any time. The Optionee may exercise his Option in the following amounts:

          (i) After one (1) year of continuous services to the Company, the Optionee may purchase up to 50% of the shares of Stock subject to the Option;

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


          (ii) After two (2) years of continuous services to the Company, the Optionee may purchase the remaining 50% of the shares of Stock subject to the Option.

     The Board may specify terms and conditions other than those set forth above, in its discretion.

     All Option Agreements shall incorporate the provisions of the Plan by reference.

     7.4 Option Price. Options granted pursuant to this Plan may have an Option price that is less than the Fair Market Value of the Stock on the date the Option is granted.

     7.5 Term of Options. Each Option shall expire at such time as the Board shall determine, provided, however, that no Option shall be exercisable later than ten years from the date of its grant.

     7.6 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for all Optionees.

     7.7 Payment. Payment for all shares of Stock shall be made at the time that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made. Payment shall be made (i) in cash or certified funds, or (ii) if acceptable to the Board, in Stock or in some other form of payment.

                    Article VIII. Written Notice, Issuance of
                   Stock Certificates, Stockholder Privileges
                   ------------------------------------------

     8.1 Written Notice. An Optionee wishing to exercise an Option shall give written notice to the Company, in the form and manner prescribed by the Board. Full payment for the shares exercised pursuant to the Option must accompany the written notice.

     8.2 Issuance of Stock Certificates. As soon as practicable after the receipt of written notice and payment, the Company shall deliver to the Optionee or to a nominee of the Optionee a certificate or certificates for the requisite number of shares of Stock.

     8.3 Privileges of a Stockholder. An Optionee or any other person entitled to exercise an Option under this Plan shall not have stockholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such stock.

                Article IX. Termination of Employment or Services
                -------------------------------------------------

     Except as otherwise expressly specified by the Board for Nonstatutory Options, all Options granted under this Plan shall be subject to the following termination provisions:

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


     9.1 Death. If an Optionee's employment in the case of an Officer, or provision of services as a Director or Consultant, terminates by reason of death, the Option may thereafter be exercised at any time prior to the expiration date of the Option or within 12 months after the date of such death, whichever period is the shorter, by the person or persons entitled to do so under the Optionee's will or, if the Optionee shall fail to make a testamentary disposition of an Option or shall die intestate, the Optionee's legal representative or representatives. The Option shall be exercisable only to the extent that such Option was exercisable as of the date of Optionee's death.

     9.2 Termination Other Than For Cause or Due to Death. In the event of an Optionee's termination of employment, in the case of an officer or employee, or termination of services as a director or consultant, other than by reason of death, the Optionee may exercise such portion of his Option as was exercisable by him at the date of such termination (the "Termination Date") at any time within three (3) months of the Termination Date; provided, however, that where the Optionee is terminated due to disability within the meaning of Code section 422A, he may exercise such portion of his Option as was exercisable by him on his Termination Date within one year of his Termination Date. In any event, the Option cannot be exercised after the expiration of the term of the Option. Options not exercised within the applicable period specified above shall terminate.

     In the case of an officer, a change of duties or position within the Company, shall not be considered a termination of employment for purposes of this Plan. The Option Agreements may contain such provisions as the Board shall approve with reference to the effect of approved leaves of absence upon termination of employment.

     9.3 Termination for Cause. In the event of an Optionee's termination of employment, in the case of an officer or employee or termination of services as a director or consultant, which termination is by the Company for cause, any Options held by him under the Plan, to the extent not exercised before such termination, shall forthwith terminate.

                         Article X. Rights of Optionees
                         ------------------------------

     10.1 Service. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any employee's employment, or any consultant's services, at any time, nor confer upon any officer, director, employee or consultant any right to continue in the employ of the Company or to provide services to the Company.

     10.2 Nontransferability. Options granted under this Plan shall be nontransferable by the Optionee, other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

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                         Article XI. Optionee-Officer's
                          Transfer or Leave of Absence
                          ----------------------------

     11.1 Optionee's Transfer or Leave of Absence. For Plan purposes a transfer or leave of absence by an Optionee who is an officer or employee shall not be deemed a termination of employment. However, an Optionee may not exercise an Option during any leave of absence, unless authorized by the Board.

                      Article XII. Amendment, Modification
                           and Termination of the Plan
                           ---------------------------

     12.1 Amendment, Modification, and Termination of the Plan. The Board may at any time terminate, and from time to time may amend or modify the Plan. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Optionee holding the Option.

                Article XIII. Acquisition, Merger and Liquidation
                -------------------------------------------------

     13.1 Acquisition. In the event that an Acquisition occurs with respect to the Company, the Company shall have the option, but not the obligation, to cancel Options outstanding as of the effective date of Acquisition, whether or not such Options are then exercisable, in return for payment to the Optionees of an amount equal to a reasonable estimate of an amount (hereinafter the "Spread") equal to the difference between the net amount per share of Stock payable in the Acquisition, or as a result of the Acquisition, less the exercise price of the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. For purposes of this section, an "Acquisition" shall mean any transaction in which substantially all of the Company's assets are acquired or in which a controlling amount of the Company's outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and/or entities. For purposes of this section a controlling amount shall mean more than 50% of the issued and outstanding shares of stock of the Company. The Company shall have such an option regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

     Where the Company does not exercise its option under this section 13.1, the remaining provisions of this Article XIII shall apply, to the extent applicable.

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     13.2 Merger or Consolidation. Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation.

     13.3 Other Transactions. A dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option outstanding hereunder to terminate as of the effective date of such dissolution, liquidation, merger or consolidation. However, the Optionee either (i) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Optionee an option (the "Substitute Option") to purchase its shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised Options whether or not then exercisable, subject to the provisions of this Plan. The Board shall have absolute and uncontrolled discretion to determine whether the Optionee has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder. In any event, any Substitute Option for an Incentive Stock Option shall comply with the requirements of Code section 425(a).

                      Article XIV. Securities Registration
                      ------------------------------------

     14.1 Securities Registration. In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act of 1933, as amended, or any other statute, then the Optionee shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Options or Stock.

     Unless the Company has determined that the following representation is unnecessary, each person exercising an Option under the Plan may be required by the Company, as a condition to the issuance of the shares pursuant to exercise of the Option, to make a representation in writing (a) that the Optionee is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, (b) that before any transfer in connection with the resale of such shares, the Optionee will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that such shares may be transferred. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing.

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                           Article XV. Tax Withholding
                           ---------------------------

     15.1 Tax Withholding. Whenever shares of Stock are to be issued in satisfaction of Options exercised under this Plan, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements.

                          Article XVI. Indemnification
                          ----------------------------

     16.1 Indemnification. To the extent permitted by law, each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                        Article XVII. Requirements of Law
                        ---------------------------------

     17.1 Requirements of Law. The granting of Options and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     17.2 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Nevada.

                      Article XVIII. Effective Date of Plan
                      -------------------------------------

     18.1 Effective Date. The Plan shall be effective on December 14, 1999.

                  Article XIX. No Obligation to Exercise Option
                  ---------------------------------------------

     20.1 No Obligation to Exercise. The granting of an Option shall impose no obligation upon the holder thereof to exercise such Option.

     Dated at Denver, Colorado, December 14, 1999, as amended on August 30, 2000



                                          WARPRADIO.COM, INC.



                                          By________________________________
                                          Denise Sutton, Chief Executive Officer

                               WarpRadio.com, Inc.

                       NOTICE OF EXERCISE OF STOCK OPTION
                     ISSUED UNDER THE 1999 STOCK OPTION PLAN


To:      Compensation Committee
         WarpRadio.com, Inc.
         6535 South Dayton Street, Suite 3000
         Greenwood Village, CO 80111


     I hereby exercise my Option dated _____________________________ to purchase __________ shares of no par value common stock of the Company at the option exercise price of $__________ per share. Enclosed is a certified or cashier's check in the total amount of $__________, or payment in such other form as the Company has specified.

     I represent to you that I am acquiring said shares for investment purposes and not with a view to any distribution thereof. I understand that my stock certificate may bear an appropriate legend restricting the transfer of my shares and that a stock transfer order may be placed with the Company's transfer agent with respect to such shares.

     I request that my shares be issued in my name as follows:


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  (Print your name in the form in which you wish to have the shares registered)


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                            (Social Security Number)


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                               (Street and Number)


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           (City)                    (State)                    (Zip Code)


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                                     (Date)


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                                   (Signature)